                                                                   EXHIBIT 10.6


December 6, 1995

Mr. Thomas H. O'Leary
5051 Westheimer
Houston, Texas  77056

Dear Tom:

         Your Employment Agreement with Burlington Resources Inc. (the "Company") is dated October 20, 1988 and was previously amended on February 22, 1989, December 6, 1991, December 8, 1993, and December 7, 1994. The
Employment Agreement, as previously amended, will be referred to herein as the "Agreement". The Board of Directors of the Company (the "Board") has deemed it advisable and in the best interests of the Company and its stockholders to further amend the Agreement with respect to the matters addressed herein. Accordingly, this letter, when accepted by you in the space provided below, will amend the Agreement in the following particulars:

         1. Employment and Term. The Company agrees to employ you and you agree to act as its Chairman of the Board during the period commencing December 6, 1995 and ending on December 15, 1998, unless sooner terminated by death, permanent disability or the mutual agreement of the parties.

         2. Base Compensation. Effective January 1, 1996, the base compensation described in Section 2 of the Agreement will be $500,000 per annum.

         This amendatory letter agreement shall be binding upon and inure to the benefit of Thomas H. O'Leary and the Company and its successors and assigns. The term "successor" shall include, without limitation, any corporation which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company. As amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

         If this letter correctly sets forth our agreement with respect to the subject matter hereof, please sign the original and return it to me. Please retain a copy for your records.

                                        Very truly yours,

                                        BURLINGTON RESOURCES INC.


                                        /s/  H. E. HAUNSCHILD
                                        -------------------------------------
                                        By   Harold E. Haunschild
                                        Its  Vice President, Human Resources


ACCEPTED AND AGREED TO
this 18TH day of December, 1995

/s/ THOMAS H. O'LEARY
-------------------------------------------
Thomas H. O'Leary